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                         MASTER ADMINISTRATION AGREEMENT


                                     between


                            SLM FUNDING CORPORATION,


                                      and

                       STUDENT LOAN MARKETING ASSOCIATION,
                                as Administrator





                             Dated as of May 1, 1997



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



                                TABLE OF CONTENTS


                                                                            Page

                                  Article I
Section 1.1   Definitions and Usage                                            2
Section 1.2   Supplements to this Agreement                                    2

                                  Article II
Section 2.1   Duties with Respect to the Indenture                             4
Section 2.2   Duties with Respect to the Issuer                                6
Section 2.3   Establishment of Trust Accounts                                  8
Section 2.4   Collections                                                     10
Section 2.5   Application of Collections                                      12
Section 2.6   Additional Deposits                                             12
Section 2.7   Distributions                                                   13
Section 2.8   Reserve Account                                                 16
Section 2.9   Statements to Certificateholders and
              Noteholders                                                     19
Section 2.10  Non-Ministerial Matters                                         21
Section 2.11  Exceptions                                                      22
Section 2.12  Compensation                                                    22
Section 2.13  Servicer and Administrator Expenses                             22

                                 Article III
Section 3.1    Administrator's Certificate; Servicer's
               Report                                                         23
Section 3.2    Annual Statement as to Compliance; Notice of
               Default; Financial Statements                                  24
Section 3.3    Annual Independent Certified Public
               Accountants' Reports                                           25

                                  Article IV
Section 4.1    Representations of Administrator                               26
Section 4.2    Liability of Administrator: Indemnities                        28
Section 4.3    Merger or Consolidation of, or Assumption of
               the Obligations of, Administrator                              30
Section 4.4    Limitation on Liability of Seller,
               Administrator and Others                                       32
Section 4.5    Administrator May Own Certificates or
               Notes                                                          32
Section 4.6    Student Loan Marketing Association Not to
               Resign as Administrator                                        32

                                  Article V
Section 5.1    Administrator Default                                          33
Section 5.2    Appointment of Successor                                       35
Section 5.3    Notification to Noteholders and Certificateholders             36
Section 5.4    Waiver of Past Defaults                                        37

                                  Article VI
Section 6.1    Termination                                                    37

                                  Article VII
Section 7.1    Protection of Interests in Trust                               39

                                  Article VIII
Section 8.1    Independence of the Administrator                              43
Section 8.2    No Joint Venture                                               43
Section 8.3    Other Activities of Administrator                              43
Section 8.4    Powers of Attorney                                             43
Section 8.5    Amendment                                                      44
Section 8.6    Assignment                                                     45
Section 8.7    Limitations on Rights of
               Others                                                         45
Section 8.8    Assignment to Indenture Trustee                                46
Section 8.9    Nonpetition Covenants                                          46
Section 8.10   Limitation of Liability of Eligible Lender Trustee
               and Indenture Trustee                                          47
Section 8.11   Governing Law                                                  47
Section 8.12   Headings                                                       47
Section 8.13   Counterparts                                                   47
Section 8.14   Severability                                                   48


Appendix A

                         MASTER ADMINISTRATION AGREEMENT

        Master Administration Agreement, dated as of May 1, 1997, between the Student Loan Marketing Association, a federally chartered corporation ("Sallie Mae" or the "Administrator"), and SLM Funding Corporation, a Delaware corporation ("SLM Funding" or the "Seller").

        WHEREAS, SLM Funding intends from time to time to enter into Trust Agreements each between SLM Funding, as Depositor, and an Eligible Lender Trustee, providing for the establishment of a Trust, which Trust, as Issuer, will issue Certificates pursuant to the related Trust Agreement and Notes pursuant to an Indenture among such Trust, such Eligible Lender Trustee and an Indenture Trustee; and

        WHEREAS, with respect to each Trust, SLM Funding intends to enter into a Purchase Agreement with Sallie Mae and an Interim Eligible Lender Trustee, providing for the purchase of Eligible Loans from Sallie Mae; and

        WHEREAS, with respect to each Trust, SLM Funding intends to enter into a Sale Agreement with such Trust, the related Eligible Lender Trustee and the related Interim Eligible Lender Trustee, providing for the sale of the related Eligible Loans to such Trust; and

        WHEREAS, with respect to each Trust, SLM Funding intends to enter into a Servicing Agreement with such Trust, the related Eligible Lender Trustee, the related Indenture Trustee, Sallie Mae and Sallie Mae Servicing Corporation, as Servicer, providing for the servicing of the related Eligible Loans; and

        WHEREAS, in the event that SLM Funding enters into the foregoing agreements with respect to a Trust, SLM Funding desires to engage Sallie Mae to act as Administrator pursuant to this Agreement in connection with such Trust, to perform certain of the duties of such Trust and the related Eligible Lender Trustee in connection with the related Notes, the related Collateral and the related Certificates, and to provide such additional services consistent with the terms of this Agreement, any Supplement and the related Supplement Basic Documents (as defined below) as such Trust and such Eligible Lender Trustee may from time to time request; and

        WHEREAS, Sallie Mae has the capacity to provide the services required hereby as Administrator and, subject to the fulfillment by SLM Funding of the conditions set forth in Section 1.2, is willing to perform such services on the terms set forth herein;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Administrator agrees to act in such capacity with regard to each Trust as described herein, contingent upon SLM Funding satisfying the conditions precedent set forth in Section 1.2 herein relating to such Trust, and the parties hereby further agree as follows:

                                    Article I

Section 1.1 Definitions and Usage. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein shall be defined in Appendix A (Master) hereto, which also contains rules as to usage that shall be applicable herein; provided, however that upon delivery of a Supplement in accordance with Section 1.2 with respect to a Trust, capitalized terms used herein in connection with such Trust and such Supplement shall be as defined in Appendix A (Trust) attached to such Supplement. References in this Agreement to articles or sections of any of the Basic Documents shall, with respect to any Trust and the related Supplement, be modified to the extent specified in such Supplement.

Section 1.2 Supplements to this Agreement.

        (a) In connection with each Trust, Sallie Mae agrees to serve as Administrator with respect to such Trust in accordance with this Agreement subject to the satisfaction by SLM Funding of the following conditions precedent:

               1. SLM Funding shall have presented to the Administrator a Supplement, substantially in the form attached hereto as Exhibit A, designating the related Trust, the related Eligible Lender Trustee, the related Interim Eligible Lender Trustee and the related Indenture Trustee, and duly executed by SLM

        Funding, the Servicer, such Trust, such Eligible Lender Trustee and such Indenture Trustee (with respect to each Supplement, the "Supplement Parties");

               2. Accompanying such Supplement shall be (i) an Appendix A (Trust), substantially in the form of Appendix A (Master) hereto but with such modifications as are necessary to reflect the identity of the related Supplement Parties, the Basic Documents entered into with respect to such Trust and such Supplement (with respect to each Supplement, the "Supplement Basic Documents") and the terms thereof, and containing those definitions which shall be applicable to this Agreement in connection with such Trust; and (ii) a cross-reference table indicating any necessary modifications to cross references in this Agreement to articles and sections of the related Supplement Basic Documents;

               3. Each of the Supplement Basic Documents (other than this Agreement) shall have been executed and delivered by each of the parties thereto and shall be in substantially the respective forms attached hereto as Exhibits B through I; and

               4. Each of the Supplement Parties shall have agreed to be bound by the terms of this Agreement in connection with such Trust, such Supplement and the related Supplement Basic Documents to the extent reference is made herein to such Supplement Party.

        (b) Each of the representations of the Administrator contained in
Article V hereof shall be true and correct as of the date of each Supplement. Upon presentation of a Supplement to the Administrator in compliance with this
Section 1.2, the Administrator shall acknowledge receipt of such Supplement and provide written confirmation to the Seller and the other Supplement Parties that such representations are true and correct as of the date of such Supplement.

        (c) The rights and obligations of the Supplement Parties under this Agreement shall apply separately to each Trust designated in the related Supplement.

                                   Article II

Section 2.1 Duties with Respect to the Indenture. The Administrator agrees to consult with the Eligible Lender Trustee regarding the duties of the Issuer under the Indenture and the Depository Agreements. The Administrator shall monitor the performance of the Issuer and shall advise the Eligible Lender Trustee when action is necessary to comply with the Issuer's duties under the Indenture and the Depository Agreements. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreements. In furtherance of the foregoing, the Administrator shall take the actions with respect to the following matters that it is the duty of the Issuer or the Indenture Trustee to take pursuant to the Indenture (references being to Sections of the Indenture):

       a. preparing or obtaining the documents and instruments required for authentication of the Notes and delivering the same to the Indenture Trustee (Section 2.2);

       b. preparing, obtaining or filing the instruments, opinions and certificates and other documents required for the release of collateral (Section 2.9);

       c. obtaining and preserving the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Indenture Trust Estate (Section 3.4);

       d. preparing all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the Indenture Trust Estate (Section 3.5);

       e. the delivery by the Issuer of the opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.6 of the Indenture, as to the Indenture Trust Estate, and the annual delivery of the Officers' Certificate of the Issuer and certain other statements, in accordance with
            Section 3.9 of the Indenture, as to compliance with the Indenture (Sections 3.6 and 3.9);

       f. in the event of a Servicer Default, the taking of all reasonable steps available to enforce the Issuer's rights under the Basic Documents in respect of such Servicer Default (Section 3.7(d));

       g. the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10);

       h. monitoring the Issuer's obligations as to the satisfaction and discharge of the Indenture and preparation of an Officers' Certificate of the Issuer and obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1);

       i. sale of the Indenture Trust Estate in a commercially reasonable manner if an Event of Default has occurred and is continuing (Section 5.4) or an Insolvency Event with respect to the Seller has occurred and is continuing (Section 6.5(b));

       j. preparing and, after execution by the Issuer, filing with the Commission, any applicable State agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable State agencies (Section 7.3);

       k. the opening of one or more accounts in the Issuer's name, the preparation of Issuer Orders, Officers' Certificates of the Issuer and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.2 and 8.3);

       l. the preparation of an Issuer Request and Officers' Certificate of the Issuer and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Indenture Trust Estate (Sections 8.4 and 8.5);

       m. the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures (Sections 9.1, 9.2 and 9.3);

       n. the preparation of or obtaining of the documents and instruments required for the execution and authentication of new Notes conforming to any supplemental indenture and the delivery of the same to the Eligible Lender Trustee and the Indenture Trustee, respectively (Section 9.6);

       o. the preparation of all Officers' Certificates of the Issuer, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a));

       p. the preparation and delivery of Officers' Certificates of the Issuer and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b));

       q. the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.6); and

       r.   the recording of the Indenture, if applicable (Section 11.15).

Section 2.2  Duties with Respect to the Issuer.

        A. In addition to the duties of the Administrator set forth above and in the other Basic Documents, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Eligible Lender Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Eligible Lender Trustee to prepare, file or deliver pursuant to the Basic Documents, and at the request of the Eligible Lender Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Basic Documents. Subject to Section 8.1, and in accordance with the directions of the Eligible Lender Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Eligible Lender Trustee and are reasonably within the capability of the Administrator.

        B. The Administrator shall be responsible for performance of the duties of the Eligible Lender Trustee set forth in Sections 5.4(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports to Certificateholders; provided, however, that the Eligible Lender Trustee shall retain responsibility for the distribution of the Schedule K-1's necessary to enable each Certificateholder to prepare its Federal and state income tax returns.

        C. The Administrator shall perform the duties of the Administrator specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Eligible Lender Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement and the other Basic Documents.

        D. In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

Section 2.3  Establishment of Trust Accounts.

        A.1. The Administrator, for the benefit of the Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer. The Collection Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Bankers Trust Company.

        2. The Administrator, for the benefit of the Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer. The Reserve Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Bankers Trust Company.

        B. Funds on deposit in the Collection Account and the Reserve Account (collectively, the "Trust Accounts") shall be invested by the Indenture Trustee (or any custodian or designated agent with respect to any amounts on deposit in such accounts) in Eligible Investments pursuant to written instructions by the Administrator; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for the selection of, or any loss arising from such investment in, Eligible Investments. All such Eligible Investments shall be held by (or by any custodian on behalf of) the Indenture Trustee for the benefit of the Issuer; provided that on the Business Day preceding each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Available Funds for such Distribution Date. Other than as described in the following proviso or as otherwise permitted by the Rating Agencies, funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding the following Monthly Servicing Payment Date (to the extent necessary to pay the Primary Servicing Fee payable on such date) or Distribution Date; provided, however, that funds on deposit in Trust Accounts may be invested in Eligible Investments of the Indenture Trustee which may mature so that such funds will be available on such Monthly Servicing Payment Date or Distribution Date. Funds deposited in a Trust Account on a Business Day which immediately precedes a Monthly Servicing Payment Date or Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

        C.1. The Seller and the Issuer will pledge to the Indenture Trustee all of their respective right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. Subject to the Administrator's power to instruct the Indenture Trustee pursuant to paragraph B above and paragraph C.3 below, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Issuer. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Administrator on its behalf) agrees, by its acceptance hereto, that it shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Administrator agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Administrator shall notify the Indenture Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

        2. With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

        (A) any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of Section 2.3C.1; and, subject to Section 2.3B, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

        (B) any Trust Account Property that constitutes Physical Property shall be Delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

        (C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be Delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continuous book-entry registration of such Trust Account Property as described in such paragraph; and

        (D) any Trust Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (C) above shall be Delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominees) ownership of such security.

        3. The Administrator shall have the power, revocable for cause or upon the occurrence and during the continuance of an Administrator Default by the Indenture Trustee or by the Eligible Lender Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer, the Administrator or the Eligible Lender Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

Section 2.4 Collections. The Servicer shall remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Trust Student Loans (other than Purchased Student Loans), and all Liquidation Proceeds, both as collected during the Collection Period, and the Eligible Lender Trustee shall remit within two Business Days of receipt thereof to the Collection Account any Interest Subsidy Payments and Special Allowance Payments received by it with respect to the Trust Student Loans during the Collection Period. Notwithstanding the foregoing, for so long as (i) the senior unsecured obligations of the Administrator (or any affiliate of the Administrator which guarantees the obligations of the Administrator hereunder) shall have been assigned a longterm rating of not less than "AA-" (or equivalent rating) or a short-term rating of not less than "A-1" (or equivalent rating) by each of the Rating Agencies or the remitting by the Servicer and the Eligible Lender Trustee of the amounts referred to in this Section 2.4 to the Administrator will not result in a downgrading or withdrawal of any of the then current ratings of any of the Securities by any of the Rating Agencies and (ii) no Administrator Default shall have occurred and be continuing, the Servicer and the Eligible Lender Trustee shall remit such collections within two Business Days of receipt thereof to the Administrator, and the Administrator need not deposit such collections into the Collection Account until one Business Day immediately prior to the next following Monthly Servicing Payment Date (in an amount up to the Servicing Fee then due) or Distribution Date together with interest on such amounts (less Servicing Fees paid during such period) calculated on a daily basis from the first day of the month following receipt thereof by the Administrator through the last day of the related Collection Period at a rate equal to the Federal Funds Rate less .20%; provided, however, that, if the Administrator (and each such Affiliate which guarantees the obligations of the Administrator) is rated below AA- and A-1+ by Standard & Poor's, the Administrator shall deposit all such collections into the Collection Account at least as frequently as the next following Monthly Servicing Payment Date, unless less frequent deposits will not result in a downgrading or withdrawal of Standard & Poor's then current ratings on the Notes or the Certificates. In the event that any of the foregoing conditions for ceasing daily remittances shall no longer be satisfied, then the Administrator shall deposit all collections held by it into the Collection Account within two Business Days thereof.

Section 2.5 Application of Collections.


        A. With respect to each Trust Student Loan, all collections (including all Guarantee Payments) with respect thereto for each Collection Period shall be applied to interest and principal on such Trust Student Loan by the Servicer in accordance with its customary practice.

        B. All Liquidation Proceeds shall be applied to the related Trust Student Loan.

Section 2.6 Additional Deposits.

        A. The Servicer shall deposit or cause to be deposited in the Collection Account the aggregate purchase price with respect to Purchased Student Loans as determined pursuant to Section 3.5 of the Servicing Agreement and all other amounts to be paid by the Servicer under Section 3.5 of the Servicing Agreement when such amounts are due, and the Seller shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Student Loans and all other amounts to be paid by the Seller under
Section 6 of the Sale Agreement when such amounts are due.

        B. Notwithstanding anything to the contrary set forth in paragraph (A) above, if daily deposits to the Collection Account are not required pursuant to
Section 2.4, the Seller and the Servicer shall pay the amounts referred to in paragraph (A) above that would otherwise be deposited into the Collection Account to the Administrator. The Administrator shall not be required to deposit such amounts into the Collection Account until the Business Day preceding each Distribution Date; provided, however, that, on or before the Business Day preceding each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator shall deposit into the Collection Account that portion of such amounts received by it that is equal to the sum of the Servicing Fee payable on such date and provided, further that the Administrator shall also deposit into the Collection Account on such date interest on such amounts (less Servicing Fees paid during such period) calculated on a daily basis from the first day of the month following receipt thereof by the Administrator through the last day of the related Collection Period at a rate equal to the Federal Funds Rate less
 .20%.

        C. With respect to each Trust, the Issuer shall make an initial deposit on the Closing Date into the Collection Account in the amount specified in the related Supplement from the proceeds of the sale of the Notes and Certificates.

Section 2.7 Distributions.

        A. On each Determination Date, the Administrator shall calculate all amounts required to determine the amounts to be deposited in the Collection Account from the Reserve Account and the amounts to be distributed therefrom on the related Distribution Date. On the 5th Business Day preceding each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator shall calculate all amounts required to determine the amounts to be deposited in the Collection Account from the Reserve Account and the amounts to be distributed therefrom on the related Monthly Servicing Payment Date.

        B. The Administrator shall instruct the Indenture Trustee in writing no later than the second business day preceding each Monthly Servicing Payment Date that is not a Distribution Date (based on the information contained in the Administrator's Certificate and the related Servicer's Report delivered pursuant to Section 3.1 (A) and (B)) to distribute to the Servicer, by 1:00 p.m. (New York time) on such Monthly Servicing Payment Date, from and to the extent of the Available Funds on deposit in the Collection Account the Primary Servicing Fee due with respect to the preceding calendar month, and the Indenture Trustee shall comply with such instructions.

        C. The Administrator shall instruct the Indenture Trustee in writing no later than the second business day preceding each Distribution Date (based on the information contained in the Administrator's Certificate and the related Servicer's Report delivered pursuant to Section 3.1 (A) and (C)) to make the following deposits and distributions to the Persons or to the account specified below by 1:00 p.m. (New York time) on such Distribution Date, to the extent of the amount of Available Funds in the Collection Account, in the following order of priority, and the Indenture Trustee shall comply with such instructions:

        1. to the Servicer, the Primary Servicing Fee due on such Distribution Date;

        2. to the Administrator, from the amount of Available Funds remaining after the application of clause 1, the Administration Fee due on such Distribution Date and all unpaid Administration Fees from prior Collection Periods;

        3. to the Noteholders, from the amount of Available Funds remaining after the application of clauses 1 and 2, the Noteholders' Interest Distribution Amount, ratably, without preference or priority of any kind, according to the amounts payable on the Notes in respect of Noteholders' Interest Distribution Amount;

        4. to the Eligible Lender Trustee on behalf of the Certificateholders, from the amount of Available Funds remaining after the application of clauses 1 through 3, the Certificateholders' Return Distribution Amount, for distribution by the Eligible Lender Trustee pursuant to the Trust Agreement, ratably, without preference or priority of any kind, according to the amounts payable in respect of Certificateholders' Return Distribution Amount;

        5. to the Class A-1 Noteholders, from the amount of Available Funds remaining after the application of clauses 1 through 4, the Noteholders' Principal Distribution Amount, ratably, without preference or priority of any kind, according to the amounts payable on the Class A-1 Notes for principal;

        6. on each Distribution Date on and after which the Class A-1 Notes have been paid in full, to the Class A-2 Noteholders, from the amount of Available Funds remaining after the application of clauses 1 through 5, the Noteholders' Principal Distribution Amount, ratably, without preference or priority of any kind, according to the amounts payable on the Class A-2 Notes for principal;

        7. on each Distribution Date on and after the date on which the Notes have been paid in full, to the Eligible Lender Trustee on behalf of the Certificateholders, from the amount of Available Funds remaining after the application of clauses 1 through 6, the Certificate Balance Distribution Amount for distribution by the Eligible Lender Trustee pursuant to the Trust Agreement, ratably, without preference or priority of any kind, according to the amounts payable in respect of the Certificate Balance;

        8. to the Reserve Account, from the amount of Available Funds remaining after the application of clauses 1 through 7, the amount, if any, necessary to reinstate the balance of the Reserve Account up to the Specified Reserve Account Balance;

        9. to the Servicer, from the amount of Available Funds remaining after the application of clauses 1 through 8, the aggregate unpaid amount of the Carryover Servicing Fee, if any;

        10. to the Noteholders, from the amount of Available Funds remaining after the application of clauses 1 through 9, the aggregate unpaid amount of Note Interest Carryover, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes in respect of Note Interest Carryover;

        11. to the Eligible Lender Trustee on behalf of the Certificateholders, from the amount of Available Funds remaining after the application of clauses 1 through 10, the aggregate unpaid amount of the Certificate Return Carryover, if any, for distribution by the Eligible Lender Trustee pursuant to the Trust Agreement, ratably, without preference or priority of any kind, according to the amounts payable in respect of Certificate Return Carryover; and

        12. to the Reserve Account, the amount of Available Funds remaining after the application of clauses 1 through 11.

        Notwithstanding the foregoing, if on any Distribution Date following all distributions to be made on such Distribution Date the Outstanding Amount of the Notes would be in excess of the sum of the outstanding principal balance of the Trust Student Loans and any accrued but unpaid interest on the Trust Student Loans as of the last day of the related Collection Period plus the balance of the Reserve Account on such Distribution Date following such distributions, or if an Insolvency Event with respect to the Seller or an Event of Default has occurred and is continuing, amounts on deposit in the Collection Account and the Reserve Account shall be applied on such Distribution Date to the payment of the Noteholders' Distribution Amount before any amounts are applied to the payment of the Certificateholders' Distribution Amount.

Section 2.8 Reserve Account.

        A. On the Closing Date, the Issuer shall deposit the Reserve Account Initial Deposit into the Reserve Account.

        B.1. In the event that the Primary Servicing Fee for any Monthly Servicing Payment Date or Distribution Date exceeds the amount distributed to the Servicer pursuant to Sections 2.7B and 2.7C.1 on such Monthly Servicing Payment Date or Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on such Monthly Servicing Payment Date or Distribution Date an amount equal to such excess, to the extent of funds available therein, and to distribute such amount to the Servicer; provided, however, that, except as provided in Sections 2.8C(C) and 2.8D, amounts on deposit in the Reserve Account will not be available to cover any unpaid carryover Servicing Fees to the Servicer.

        2. In the event that the Administration Fee for any Distribution Date exceeds the amount distributed to the Administrator pursuant to
             Section 2.7C.2 on such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on each Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraph B.1 above, and to distribute such amount to the Administrator.

        3. In the event that the Noteholders' Interest Distribution Amount and the Certificateholders' Return Distribution Amount for a Distribution Date exceeds the amount distributed to Noteholders and to the Certificateholders pursuant to Sections 2.7C.3 and C.4 on such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs
             B.1 and B.2 above, and to distribute such amount to the Noteholders and to the Certificateholders entitled thereto, in the same order and priority as is set forth in Sections 2.7C.3 and C.4 subject to the last paragraph of Section 2.7C.

        4. In the event that the Noteholders' Principal Distribution Amount on the Final Distribution Date with respect to each Class of Notes exceeds the amount distributed to such Noteholders pursuant to
             Section 2.7C.5 and 2.7C.6 on such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on such final Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs B.1, B.2 and B.3 above, and to distribute such amount to the Noteholders entitled thereto, in the same order and priority as is set forth in Sections 2.7C.5 and 2.7C.6.

        5. In the event that the Certificateholders' Balance Distribution Amount on the final Distribution Date with respect to the Certificates exceeds the amount distributed to the Certificateholders pursuant to Section 2.7C.7 on such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs B.1 through B.4 above, and to distribute such amount to the Eligible Lender Trustee on behalf of the Certificateholders, for distribution to the Certificateholders entitled thereto.

        C. After giving effect to Section 2.8B, if the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date other than pursuant to this paragraph C) is greater than the Specified Reserve Account Balance for such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing (A) to pay to the Noteholders out of such excess in the Reserve Account an amount equal to the Note Principal Shortfall, if any; (B) to pay to the Certificateholders out of such excess in the Reserve Account an amount equal to the Certificate Balance Shortfall, if any; (C) to pay to the Servicer out of such excess in the Reserve Account an amount equal to the amount described in
Section 2.7C.9 for such Distribution Date (to the extent not otherwise paid to the Servicer on such Distribution Date); (D) to pay to the Noteholders out of such excess an amount equal to the amount described in Section 2.7C.10 for such Distribution Date (to the extent not otherwise paid to the Noteholders on such Distribution Date); (E) to pay to the Certificateholders out of such excess an amount equal to the amount described in Section 2.7C.11 for such Distribution Date (to the extent not otherwise paid to the Certificateholders on such Distribution Date); (F) in the event the Trust Student Loans are not sold pursuant to Section 6.1A, to pay as an accelerated payment of principal balance of the Notes or Certificate Balance, as the case may be, first to the Noteholders in the same order and priority as is set forth in Sections 2.7C.5 and C.6 until the principal amount of the Notes is paid in full and then to the Certificateholders until the Certificate Balance is reduced to zero, provided that the amount of such distribution shall not exceed the outstanding principal balance of the Notes or the Certificate Balance, as applicable, after giving effect to all other payments in respect of principal of Notes and Certificate Balance to be made on such date; and (G) to distribute the remaining amount of such excess to the Seller. Amounts properly distributed to the Seller pursuant to this paragraph C shall be deemed released from the Trust Estate and the security interest therein granted to the Indenture Trustee, and the Seller shall in no event thereafter be required to refund any such distributed amounts.

        D. On the final Distribution Date upon termination of the Trust and following the payment in full of the aggregate outstanding principal balance of the Notes and the Certificate Balance and of all other amounts (other than Carryover Servicing Fees, Note Interest Carryover and Certificate Return Carryover) owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders, Certificateholders, the Servicer or the Administrator, to the extent that Available Funds on such date are insufficient to make the following payments, amounts remaining in the Reserve Account shall be used first to pay any Carryover Servicing Fees, second to pay any Note Interest Carryover and third to pay any Certificate Return Carryover. Any amount remaining on deposit in the Reserve Account after such payments have been made shall be distributed to the Seller. The Seller shall in no event be required to refund any amounts properly distributed pursuant to this Section 2.8D.

        E. Anything in this Section 2.8 to the contrary notwithstanding, if the market value of securities and cash in the Reserve Account is on any Distribution Date sufficient to pay the remaining principal amount of and interest accrued on the Notes, to reduce the Certificate Balance to zero and to pay any accrued return thereon and to pay any Carryover Servicing Fee, Note Interest Carryover or Certificate Return Carryover, such amount will be so applied on such Distribution Date and the Administrator shall instruct the Eligible Lender Trustee and the Indenture Trustee to make such payments.

Section 2.9 Statements to Certificateholders and Noteholders. On each Determination Date preceding a Distribution Date, the Administrator shall provide to the Indenture Trustee and the Eligible Lender Trustee (with a copy to the Rating Agencies) for the Indenture Trustee to forward on such succeeding Distribution Date to each Noteholder of record and for the Eligible Lender Trustee to forward on such succeeding Distribution Date to each Certificateholder of record a statement, setting forth at least the following information as to the Notes and the Certificates to the extent applicable:

        a. the amount of such distribution allocable to principal of each class of the Notes;

        b. the amount of the distribution allocable to interest on each class of the Notes;

        c.  the amount of the distribution allocable to the Certificate Balance;

        d. the amount of the distribution allocable to return on the Certificates;

        e. the amount, if any, of the distribution allocable to any Note Interest Carryover and any Certificate Return Carryover, together with any remaining outstanding amount of each thereof;

        f. the Pool Balance as of the close of business on the last day of the preceding Collection Period;

        g. the aggregate outstanding principal balance of the Notes, the Note Pool Factor, the Certificate Balance and the Certificate Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clauses (a) and (c) above;

        h. the Note Rate for the next period for any class of Notes and the Certificate Rate for any class of Certificates;

        i. the amount of the Servicing Fee and any Carryover Servicing Fee paid to the Servicer on such Distribution Date and on the two preceding Monthly Servicing Payment Dates, and the amount, if any, of the Carryover Servicing Fee remaining unpaid after giving effect to any such payments;

        j. the amount of the Administration Fee paid to the Administrator on such Distribution Date;

        k. the amount of the aggregate Realized Losses, if any, for the related Collection Period and the balance of Trust Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

        l. the amount of any Note Interest Shortfall, Note Principal Shortfall, Certificate Return Shortfall and Certificate Balance Shortfall, if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

        m. the aggregate Purchase Amounts for Trust Student Loans, if any, that were repurchased by the Seller or purchased by the Servicer from the Issuer in such Collection Period; and

        n. the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date.

Each amount set forth pursuant to clauses (a), (b), (c), (d), (e), (i), (j) and
(1) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Certificate or Note, as applicable. A copy of the statements referred to above may be obtained by any Certificate Owner or Note Owner by a written request to the Eligible Lender Trustee or the Indenture Trustee, respectively, addressed to the respective Corporate Trust Office.

Section 2.10 Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Eligible Lender Trustee of the proposed action and the Eligible Lender Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

        a.  the amendment of or any supplement to the Indenture;

        b. the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Trust Student Loans);

        c.  the amendment, change or modification of the Basic Documents;

        d. the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of Successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

        e.  the removal of the Indenture Trustee.

Section 2.11 Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Administrator shall not be obligated to, and shall not, (1) make any payments to the Noteholders under the Basic Documents, (2) sell the Indenture Trust Estate pursuant to Section 5.4 of the Indenture, (3) take any other action that the Issuer directs the Administrator not to take on its behalf, (4) in connection with its duties hereunder assume any indemnification obligation of any other Person or (5) service the Trust Student Loans.

Section 2.12 Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to, with respect to each Trust, $20,000 for each Collection Period payable on the related Distribution Date (the "Administration Fees") payable in arrears which shall be solely an obligation of the Issuer.

Section 2.13 Servicer and Administrator Expenses. Each of the Servicer and the Administrator shall be severally required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer or the Administrator, as the case may be, and expenses incurred in connection with distributions and reports to the Administrator or to the Certificateholders and the Noteholders, as the case may be.

                                   Article III

Section 3.1 Administrator's Certificate; Servicer's Report.

        A. On or before the tenth day of each month (or, if any such day is not a Business Day, on the next succeeding Business Day), the Servicer shall deliver to the Administrator a Servicer's Report with respect to the preceding month containing all information necessary for the Administrator to receive in connection with the preparation of the Administrator's Officers' Certificate and the Administrator's Certificate covering such calendar month referred to in paragraph B below. On or before the tenth day (or, if any such day is not a Business Day, on the next succeeding Business Day), preceding each Distribution Date the Servicer shall deliver to the Administrator a Servicer's Report with respect to the preceding Collection Period containing all information necessary for the Administrator to receive in connection with the preparation of the Administrator's Officers' Certificate and the Administrator's Certificate covering such calendar month referred to in paragraph C below.

        B. On the 2nd Business Day prior to each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator shall deliver to the Eligible Lender Trustee and the Indenture Trustee, an Officer's Certificate of the Administrator containing all information necessary to pay the Servicer the Servicing Fee due on such Monthly Servicing Payment Date pursuant to Section 2.7B.

        C. On each Determination Date prior to a Distribution Date, the Administrator shall deliver to the Eligible Lender Trustee and the Indenture Trustee, with a copy to the Rating Agencies, an Administrator's Certificate containing all information necessary to make the distributions pursuant to Sections 2.7 and 2.8, if applicable, for the Collection Period preceding the date of such Administrator's Certificate.

        D. Prior to each Determination Date, the Administrator shall determine the Note Rates and the Certificate Rate that will be applicable to the Distribution Date following such Determination Date, in compliance with its obligation to prepare and deliver an Administrator's Certificate on such Determination Date pursuant to this Section 3.1. In connection therewith, the Administrator shall calculate the T-Bill Rate in accordance with the definition thereof and shall also determine the Student Loan Rate with respect to such Distribution Date.

        E. The Administrator shall furnish to the Issuer from time to time such information regarding the Collateral as the Issuer shall reasonably request.

Section 3.2 Annual Statements as to Compliance; Notice of Default; Financial Statements.

        A. Each of the Servicer and the Administrator shall deliver to the Eligible Lender Trustee and the Indenture Trustee on or before 120 days after the end of the fiscal year of the Servicer and the Administrator, an Officer's Certificate of the Servicer or the Administrator, as the case may be, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer or the Administrator, as the case may be, during the preceding 12-month period (or, in the case of the first such certificate, during the period from the Closing Date to December 31, 1997) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer or the Administrator, as the case may be, has fulfilled its obligations in all material respects under this Agreement and, with respect to the Servicer, the Servicing Agreement throughout such year or, if there has been a material default in the fulfillment of any such obligation, specifying each such material default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of each such Officers' Certificate and each report referred to in
Section 3.1 to the Rating Agencies. A copy of each such Officers' Certificate and each report referred to in Section 3.1 may be obtained by any Certificateholder, Certificate Owner, Noteholder or Note Owner by a request in writing to the Eligible Lender Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Eligible Lender Trustee that such Person is one of the foregoing parties. Upon the telephone request of the Eligible Lender Trustee, the Indenture Trustee will promptly furnish the Eligible Lender Trustee a list of Noteholders as of the date specified by the Eligible Lender Trustee.

        B. The Servicer shall deliver to the Eligible Lender Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of the Servicer of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 5.1 of the Servicing Agreement.

        C. The Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of the Administrator of any event which with the giving of notice or lapse of time, or both, would become an Administrator Default under Sections 5.1A or B or would cause the Student Loan Marketing Association to fail to meet the requirement of clause (i) of Section 2.4.

        D. The Administrator shall provide to the Eligible Lender Trustee, the Indenture Trustee and the Rating Agencies (a) as soon as possible and in no event more than 120 days after the end of each fiscal year of the Administrator audited financials as at the end of and for such year and (b) as soon as possible and in no event more than 45 days after the end of each quarterly accounting period of the Administrator unaudited financials as at the end of and for such period.

Section 3.3 Annual Independent Certified Public Accountants' Report. Each of the Servicer and the Administrator shall cause a firm of independent certified public accountants, which may also render other services to the Servicer or the Administrator, as the case may be, to deliver to the Eligible Lender Trustee, the Indenture Trustee and the Rating Agencies on or before March 31 of each year, a report addressed to the Servicer or the Administrator, as the case may be, the Eligible Lender Trustee and the Indenture Trustee, to the effect that such firm has examined certain documents and records relating to the servicing of the Trust Student Loans, or the administration of the Trust Student Loans and of the Trust, as the case may be, during the preceding calendar year (or, in the case of the first such report, during the period from the Closing Date to December 31, 1997) and that, on the basis of the accounting and auditing procedures considered appropriate under the circumstances, such firm is of the opinion that such servicing or administration, respectively, was conducted in compliance with those terms of this Agreement and in the case of the Servicer, the Servicing Agreement, including any applicable statutory provisions incorporated therein and such additional terms and statutes as may be specified from time to time by the Administrator, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report.

        Such report will also indicate that the firm is independent of the Servicer or the Administrator, as the case may be, within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                                   Article IV

Section 4.1 Representations of Administrator. The Student Loan Marketing Association, as Administrator, makes the following representations on which the Issuer is deemed to have relied in acquiring the Trust Student Loans. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

        A. Organization and Good Standing. The Administrator is duly organized and validly existing under the laws of the United States of America, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

        B. Power and Authority. The Administrator has the corporate power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement have been duly authorized by the Administrator by all necessary corporate action.

        C. Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Administrator enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

        D. No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the charter or by-laws of the Administrator, or any indenture, agreement or other instrument to which the Administrator is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the knowledge of the Administrator, any order, rule or regulation applicable to the Administrator of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties.

        E. No Proceedings. There are no proceedings or investigations pending against the Administrator or, to its best knowledge, threatened against the Administrator, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents,
(iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Administrator of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents, the Notes or the Certificates or (iv) seeking to affect adversely the Federal or state income tax attributes of the Issuer, the Notes or the Certificates.

        F. All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Administrator in connection with the execution and delivery by the Administrator of this Agreement and the performance by the Administrator of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

Section 4.2 Liability of Administrator: Indemnities. The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under this Agreement.

        The Administrator shall indemnify, defend and hold harmless the Issuer, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the gross negligence, willful misfeasance or bad faith of the Administrator in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties hereunder or thereunder.

        The Administrator shall indemnify the Indenture Trustee in its individual capacity and any of its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the performance of its duties under the Indenture and the other Basic Documents. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder and under the other Basic Documents. The Administrator shall defend the claim and the Administrator shall not be liable for the legal fees and expenses of the Indenture Trustee after it has assumed such defense; provided, however, that, in the event that there may be a conflict between the positions of the Indenture Trustee and the Administrator in conducting the defense of such claim, the Indenture Trustee shall be entitled to separate counsel the fees and expenses of which shall be paid by the Administrator on behalf of the Issuer. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

        The Administrator shall indemnify each of the Eligible Lender Trustee and the Interim Eligible Lender Trustee in its individual capacity and any of its officers, directors, employees and agents against any and all loss, liability, claims, damages, costs, penalties, taxes (excluding taxes payable by it on any compensation received by it for its services as trustee) or expense (including attorneys' fees) incurred by it in connection with the performance of its duties under the Interim Trust Agreement, the Trust Agreement and the other Basic Documents.

        Without limiting the generality of the foregoing, the Administrator shall indemnify the Eligible Lender Trustee in its individual capacity and any of its officers, directors, employees and agents against any and all liability relating to or resulting from any of the following:

        (i) any claim that the Trust Student Loans (or any guarantee with respect thereto) are delinquent, uncollectable, uninsured, illegal, invalid or unenforceable;

        (ii) any claim that the Trust Student Loans have not been made, administered, serviced or collected in accordance with applicable federal and state laws or the requirements of any Guarantor; or

        (iii) any claim that any original note or other document evidencing or relating to the Trust Student Loans has been lost, misplaced or destroyed.

        The Eligible Lender Trustee shall notify the Administrator promptly of any claim for which it may seek indemnity. Failure by the Eligible Lender Trustee to so notify the Administrator shall not relieve the Administrator of its obligations hereunder and under the other Basic Documents. The Administrator shall defend the claim and the Administrator shall not be liable for the legal fees and expenses of the Eligible Lender Trustee after it has assumed such defense; provided, however, that, in the event that there may be a conflict between the positions of the Eligible Lender Trustee and the Administrator in conducting the defense of such claim, the Eligible Lender Trustee shall be entitled to separate counsel the fees and expenses of which shall be paid by the Administrator on behalf of the Issuer. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Eligible Lender Trustee through the Eligible Lender Trustee's own willful misconduct, negligence or bad faith.

        The Seller shall pay reasonable compensation to the Indenture Trustee and the Eligible Lender Trustee and shall reimburse the Indenture Trustee and the Eligible Lender Trustee for all reasonable expenses, disbursements and advances.

        For purposes of this Section, in the event of the termination of the rights and obligations of the Administrator (or any successor thereto pursuant to Section 4.3) as Administrator pursuant to Section 5.1, or a resignation by such Administrator pursuant to this Agreement, such Administrator shall be deemed to be the Administrator pending appointment of a successor Administrator pursuant to Section 5.2.

        Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Administrator shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Administrator, without interest.

Section 4.3 Merger or Consolidation of, or Assumption of the Obligations of, Administrator. Any Person (a) into which the Administrator may be merged or consolidated, (b) which may result from any merger or consolidation to which the Administrator shall be a party or (c) which may succeed to the properties and assets of the Administrator substantially as a whole, shall be the successor to the Administrator without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the Administrator hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Administrator, if other than the Student Loan Marketing Association, executes an agreement of assumption to perform every obligation of the Administrator under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.1 shall have been breached and no Administrator Default, and no event that, after notice or lapse of time, or both, would become an Administrator Default shall have occurred and be continuing, (iii) the surviving Administrator, if other than the Student Loan Marketing Association, shall have delivered to the Eligible Lender Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) unless the Student Loan Marketing Association is the surviving entity, such transaction will not result in a material adverse Federal or state tax consequence to the Issuer, the Noteholders or the Certificateholders and (v) unless the Student Loan Marketing Association is the surviving entity, the Administrator shall have delivered to the Eligible Lender Trustee and the Indenture Trustee an opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and Indenture Trustee, respectively, in the Trust Student Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Anything in this Section 4.3 to the contrary notwithstanding, the Administrator may at any time assign its rights, obligations and duties under this Agreement to an Affiliate provided that the Rating Agencies confirm that such assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the Notes and the Certificates.

Section 4.4 Limitation on Liability of Seller, Adminstrator and Others. Neither the Administrator nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Noteholders or the Certificateholders, or to the Indenture Trustee or the Eligible Lender Trustee except as provided under this Agreement for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that these provisions shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Administrator and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

        Except as provided in this Agreement, the Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to administer the Trust Student Loans and the Trust in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Administrator may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture and under this Agreement.

Section 4.5 Administrator May Own Certificates or Notes. The Administrator and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Administrator or an Affiliate thereof, except as expressly provided herein or in any other Basic Document.

Section 4.6 Student Loan Marketing Association Not to Resign as Administrator. Subject to the provisions of Section 4.3, the Student Loan Marketing Association shall not resign from the obligations and duties imposed on it as Administrator under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over the Student Loan Marketing Association or its properties. Notice of any such determination permitting or requiring the resignation of the Student Loan Marketing Association shall be communicated to the Eligible Lender Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Administrator shall have assumed the responsibilities and obligations of the Student Loan Marketing Association in accordance with Section 5.2. Anything in this Section 4.7 to the contrary notwithstanding, the Administrator may resign at any time subsequent to the assignment of its duties and obligations hereunder pursuant to Section 4.3.

                                    Article V

Section 5.1 Administrator Default. If any one of the following events (an "Administrator Default") shall occur and be continuing:

        A. (i) in the event that daily deposits into the Collection Account are not required, any failure by the Administrator to deliver to the Indenture Trustee for deposit in the Trust Accounts any Available Funds required to be paid on or before the Business Day immediately preceding any Monthly Servicing Payment Date or Distribution Date, as applicable, or (ii) any failure by the Administrator to direct the Indenture Trustee to make any required distributions from either of the Trust Accounts, which failure in case of either clause (i) or (ii) continues unremedied for five Business Days after written notice of such failure is received by the Administrator from the Indenture Trustee or the Eligible Lender Trustee or after discovery of such failure by an officer of the Administrator; or

        B. any failure by the Administrator duly to observe or to perform in any material respect any other term, covenant or agreement of the Administrator set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Noteholders or Certificateholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (B) to the Administrator, the Indenture Trustee and the Eligible Lender Trustee by the Noteholders or Certificateholders, as applicable, representing not less than 25% of the Outstanding Amount of the Notes or 25% of the outstanding Certificate Balance (including any Certificates owned by the Seller); or

        C.     an Insolvency Event occurs with respect to the Administrator;

then, and in each and every case, so long as the Administrator Default shall not have been remedied, either the Indenture Trustee or the Noteholders evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Administrator (and to the Indenture Trustee and the Eligible Lender Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 4.2) of the Administrator under this Agreement. On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under this Agreement, whether with respect to the Notes, the Certificates, the Trust Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Administrator as may be appointed under Section 5.2; and, without limitation, the Indenture Trustee and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The predecessor Administrator shall cooperate with the successor Administrator, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Administrator under this Agreement. All reasonable costs and expenses (including attorneys' fees) incurred in connection with amending this Agreement to reflect such succession as Administrator pursuant to this Section shall be paid by the predecessor Administrator (other than the Indenture Trustee acting as the Administrator under this Section 5.1) upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of an Administrator Default, the Eligible Lender Trustee shall give notice thereof to the Rating Agencies.

Section 5.2  Appointment of Successor.

        A. Upon receipt by the Administrator of notice of termination pursuant to Section 5.1, or the resignation by the Administrator in accordance with the terms of this Agreement, the predecessor Administrator shall continue to perform its functions as Administrator under this Agreement in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 120 days from the delivery to the Eligible Lender Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Administrator shall become unable to act as Administrator as specified in the notice of resignation and accompanying Opinion of Counsel (the "Transfer Date"). In the event of the termination hereunder of the Administrator the Issuer shall appoint a successor Administrator acceptable to the Indenture Trustee, and the successor Administrator shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Administrator has not been appointed at the time when the predecessor Administrator has ceased to act as Administrator in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Administrator and the Indenture Trustee shall be entitled to the Administration Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution whose regular business shall include the servicing of student loans, as the successor to the Administrator under this Agreement.

        B. Upon appointment, the successor Administrator (including the Indenture Trustee acting as successor Administrator), shall be the successor in all respects to the predecessor Administrator and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Administrator that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Administrator (which shall not exceed the Administration Fee unless such compensation arrangements will not result in a downgrading or withdrawal of any rating on the Notes or the Certificates by any Rating Agency) and all the rights granted to the predecessor Administrator by the terms and provisions of this Agreement.

        C. The Administrator may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Eligible Lender Trustee. Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Administrator pursuant hereto and thereto, shall be entitled to resign to the extent a qualified successor Administrator has been appointed and has assumed all the obligations of the Administrator in accordance with the terms of this Agreement and the other Basic Documents.

Section 5.3 Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Administrator pursuant to this Article V, the Eligible Lender Trustee shall give prompt written notice thereof to Certificateholders and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).

Section 5.4 Waiver of Past Defaults. The Noteholders of Notes evidencing a majority of the Outstanding Amount of the Notes (or the Certificateholders of Certificates evidencing a majority of the outstanding Certificate Balance, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive in writing any default by the Administrator in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Administrator Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                   Article VI

Section 6.1 Termination.

        A. Optional Purchase of All Trust Student Loans. The Administrator shall notify the Seller and the Indenture Trustee in writing, within 15 days after the last day of any Collection Period as of which the then outstanding Pool Balance is 12% or less of the Initial Pool Balance, of the percentage that the then outstanding Pool Balance bears to the Initial Pool Balance. As of the last day of any Collection Period immediately preceding a Distribution Date as of which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance, the Eligible Lender Trustee on behalf and at the direction of the Seller, or any other "eligible lender" (within the meaning of the Higher Education Act) designated by the Seller in writing to the Eligible Lender Trustee and the Indenture Trustee, shall have the option to purchase the Trust Estate, other than the Trust Accounts. To exercise such option, the Seller shall deposit pursuant to Section 2.6 in the Collection Account an amount equal to the aggregate Purchase Amount for the Trust Student Loans and the related rights with respect thereto, plus the appraised value of any such other property held by the

Trust other than the Trust Accounts, such value to be determined by an appraiser mutually agreed upon by the Seller, the Eligible Lender Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust; provided, however, that the Seller may not effect such purchase if such aggregate Purchase Amounts do not equal or exceed the Minimum Purchase Amount plus any Note Interest Carryover, Certificate Return carryover and carryover servicing Fees. In the event the Seller fails to notify the Eligible Lender Trustee and the Indenture Trustee in writing prior to the acceptance by the Indenture Trustee of a bid to purchase the Trust Estate pursuant to Section 4.4 of the Indenture that the Seller intends to exercise its option to purchase the Trust Estate, the Seller shall be deemed to have waived its option to purchase the Trust Estate as long as the Seller has received 5 business days' notice from the Indenture Trustee as provided in Section 4.4 of the Indenture.

        B. Insolvency of the Seller. Upon any sale of the assets of the Trust pursuant to Section 9.2 of the Trust Agreement, the Administrator shall instruct the Indenture Trustee in writing to deposit the net proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Collection Account. On the first Distribution Date following the date on which the Insolvency Proceeds are deposited in the Collection Account, the Administrator shall instruct the Indenture Trustee to make the following distributions (after the application on such Distribution Date of the amount of Available Funds and amounts on deposit in the Reserve Account pursuant to Sections 2.7 and 2.8) from the Insolvency Proceeds and any funds remaining on deposit in the Reserve Account (including the proceeds of any sale of investments therein as described in the following sentence):

        a. to the Noteholders, any unpaid Noteholders' Interest Distribution Amount for such Distribution Date as set forth in Sections 2.7C.3;

        b. to the Noteholders, the outstanding principal balance of the Notes in the same order and priority as is set forth in Sections 2.7C.5 and C.6;

        c. to the Certificateholders, any unpaid Certificate Return Distribution Amount for such Distribution Date;

        d.  to the Certificateholders, the Certificate Balance;

        e.  to the Servicer, any unpaid Carryover Servicing Fees;

        f.  to the Noteholders, any unpaid Note Interest Carryover; and

        g.  to the Certificateholders, any unpaid Certificate Return Carryover.

Any investments on deposit in the Reserve Account which will not mature on or before such Distribution Date shall be sold by the Indenture Trustee at such time as will result in the Indenture Trustee receiving the proceeds from such sale not later than the Business Day preceding such Distribution Date. Any Insolvency Proceeds remaining after the deposits described above shall be paid to the Seller.

        C. Notice. Notice of any termination of the Trust shall be given by the Administrator to the Eligible Lender Trustee and the Indenture Trustee as soon as practicable after the Administrator has received notice thereof.

        D. Succession. Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders shall succeed to the rights of the Noteholders hereunder and the Eligible Lender Trustee shall succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement and any other Basic Documents.

                                   Article VII

Section 7.1  Protecton of Interests in Trust.

        A. The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer, the Eligible Lender Trustee and the Indenture Trustee in the Trust Student Loans and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Eligible Lender Trustee and the Indenture Trustee filestamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

        B. Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph A above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Eligible Lender Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

        C. Each of the Seller and the Servicer shall have an obligation to give the Eligible Lender Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Trust Student Loans, and its principal executive office, within the United States of America.

        D. The Servicer shall maintain accounts and records as to each Trust Student Loan accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Trust Student Loan, including payments and recoveries made and payments owing (and the nature of each) and
(ii) reconciliation between payments or recoveries on (or with respect to) each Trust Student Loan and the amounts from time to time deposited by the Servicer in the Collection Account in respect of such Trust Student Loan.

        E. The Servicer shall maintain its computer systems so that, from and after the time of sale of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Issuer, the Servicer's master computer records (including any backup archives) that refer to a Trust Student Loan shall indicate clearly the interest of the Issuer, the Eligible Lender Trustee and the Indenture Trustee in such Trust Student Loan and that such Trust Student Loan is owned by the Eligible Lender Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's, the Eligible Lender Trustee's and the Indenture Trustee's interest in a Trust Student Loan shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Trust Student Loan shall have been paid in full or repurchased.

        F. If at any time the Seller or the Administrator shall propose to sell, grant a security interest in, or otherwise transfer any interest in student loans to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Trust Student Loan, indicate clearly that such Trust Student Loan has been sold and is owned by the Eligible Lender Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee.

        G. Upon reasonable notice, the Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Trust Student Loan.

        H. Upon request, at any time the Eligible Lender Trustee or the Indenture Trustee have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under the Basic Documents, the Servicer shall furnish to the Eligible Lender Trustee or to the Indenture Trustee (in each case, with a copy to the Administrator), within five Business Days, a list of all Trust Student Loans (by borrower social security number, type of loan and date of issuance) then held as part of the Trust, and the Administrator shall furnish to the Eligible Lender Trustee or to the Indenture Trustee, within 20 Business Days thereafter, a comparison of such list to the list of Initial Trust Student Loans set forth in Schedule A to the Indenture as of the Closing Date, and, for each Trust Student Loan that has been removed from the pool of loans held by the Eligible Lender Trustee on behalf of the Issuer, information as to the date as of which and circumstances under which each such Trust Student Loan was so removed.

        I. The Seller shall deliver to the Eligible Lender Trustee and the Indenture Trustee:

        (1) promptly after the execution and delivery of this Agreement and of each amendment thereto and on each Transfer Date, an opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Trust Student Loans, and reciting the details of such filings or referring to prior opinions of counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

        (2) within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Trust Student Loans, and reciting the details of such filings or referring to prior opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; provided that a single Opinion of Counsel may be delivered in satisfaction of the foregoing requirement and that of Section 3.6(b) of the Indenture.

        Each Opinion of Counsel referred to in clause (1) or (2) above shall specify (as of the date of such opinion and given all applicable laws as in effect on such date) any action necessary to be taken in the following year to preserve and protect such interest.

        J. The Seller shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Commission pursuant to
Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

                                  Article VIII

Section 8.1 Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Eligible Lender Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Eligible Lender Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Eligible Lender Trustee.

Section 8.2 No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and either of the Issuer or the Eligible Lender Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 8.3 Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Eligible Lender Trustee or the Indenture Trustee.

Section 8.4 Powers of Attorney. The Eligible Lender Trustee and the Indenture Trustee shall upon the written request of the Administrator furnish the Administrator with any powers of attorney and other documents reasonably necessary or appropriate to enable the Administrator to carry out its administrative duties hereunder.

Section 8.5 Amendment. This Agreement (other than Sections 2.1 and 2.2) and any Supplement may be amended by the Seller, the Servicer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Eligible Lender Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

        Sections 2.1 and 2.2 may be amended from time to time by a written amendment duly executed and delivered by the Eligible Lender Trustee, the Indenture Trustee and the Administrator, without the consent of the Noteholders and the Certificateholders, for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of such Article; provided that such amendment will not, in an Opinion of Counsel obtained on behalf of the Issuer and satisfactory to the Indenture Trustee and the Eligible Lender Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder.

        This Agreement (other than Sections 2.1 and 2.2) and any Supplement may also be amended from time to time by the Seller, the Servicer, the Administrator, the Indenture Trustee and the Eligible Lender Trustee, and Sections 2.1 and 2.2 may also be amended by the Eligible Lender Trustee, the Administrator and the Indenture Trustee, with the consent of the Noteholders of Notes evidencing a majority of the Outstanding Amount of the Notes and the consent of the Certificateholders of Certificates evidencing a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders;

provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Trust Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Noteholders or the Certificateholders of which are required to consent to any such amendment, without the consent of all outstanding Noteholders and Certificateholders.

        Promptly after the execution of any such amendment (or, in the case of the Rating Agencies, fifteen days prior thereto), the Eligible Lender Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

        It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

        Prior to the execution of any amendment to this Agreement or any Supplement, the Eligible Lender Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 7.1I(1). The Eligible Lender Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

Section 8.6 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 4.3 of the Servicing Agreement and Section
4.3 of this Agreement, this Agreement may not be assigned by the Seller, the Administrator or the Servicer. This Agreement may be assigned by the Eligible Lender Trustee only to its permitted successor pursuant to the Trust Agreement.

Section 8.7 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Indenture Trustee and the Eligible Lender Trustee and for the benefit of the Certificateholders and the Noteholders, as third party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 8.8 Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any Grant by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of a security interest in all right, title and interest of the Issuer in, to and under the Trust Student Loans and the assignment of any or all of the Issuer's rights and obligations under this Agreement and the Sale Agreement and the Seller's rights under the Purchase Agreement to the Indenture Trustee. The Servicer hereby acknowledges and consents to the assignment by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of any and all of the Issuer's rights and obligations under this Agreement and under the Servicing Agreement.

Section 8.9 Nonpetition Covenants.

        A. Notwithstanding any prior termination of this Agreement, the Servicer, the Administrator, the Interim Eligible Lender Trustee and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

        B. Notwithstanding any prior termination of this Agreement, the Servicer, the Administrator, the Issuer and the Eligible Lender Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

Section 8.10 Limitation of Liability of Eligible Lender Trustee and Indenture Trustee.

        A. Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Chase Manhattan Bank USA, National Association not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall Chase Manhattan Bank USA, National Association in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Eligible Lender Trustee hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

        B. Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Bankers Trust Company not in its individual capacity but solely as Indenture Trustee and in no event shall Bankers Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

Section 8.11 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to the conflict of law provisions thereof, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 8.12 Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 8.13 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

Section 8.14 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                    STUDENT LOAN MARKETING
                                     ASSOCIATION



                                    By:_____________________

                                    Name:___________________

                                    Title:__________________


                                    SLM FUNDING CORPORATION

                                    By:_____________________

                                    Name:___________________

                                    Title:__________________

                                                             APPENDIX A (MASTER)

                              DEFINITIONS AND USAGE

                                      Usage

     The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

     (a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

     (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

     (c) The words "hereof," "herein," "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation."

     (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.


                                   Definitions

     "Act" has the meaning specified in Section 11.3(a) of the Indenture.

     "Accrual Period" means, with respect to a Distribution Date, the period from and including the immediately preceding Distribution Date, or in the case of the initial such period the Closing Date, to but excluding such current Distribution Date.

     "Administration Agreement" means the Master Administration Agreement dated as of May 1, 1997 between the Administrator and the Seller, as such agreement may be amended or supplemented from time to time.

     "Administration Fee" has the meaning specified in Section 2.12 of the Administration Agreement.

     "Administrator" means the Student Loan Marketing Association, in its capacity as administrator of the Trust and the Trust Student Loans in accordance with the Administration Agreement.

     "Administrator Default" has the meaning specified in Section 5.1 of the Administration Agreement.

     "Administrator's Certificate" means an Officers' Certificate of the Administrator delivered pursuant to Section 3.1C of the Administration Agreement.

     "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authorized Officer" means (i) with respect to the Trust, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Trust pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (ii) with respect to the Administrator, any officer of the Administrator or any of its Affiliates who is authorized to act for the Administrator in matters relating to itself or to the Trust and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Seller, any officer of the Seller or any of its Affiliates who is authorized to act for the Seller in matters relating to or to be acted upon by the Seller pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Seller to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and
(iv) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to or to be acted upon by the Servicer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     "Available Funds" means, with respect to a Distribution Date or any related Monthly Servicing Payment Date, the sum of the following amounts received with respect to the related Collection Period (or, in the case of a Monthly Servicing Payment Date, the applicable portion thereof) to the extent not previously distributed: (i) all collections received by the Servicer on the Trust Student Loans (including any Guarantee Payments received with respect to the Trust Student Loans but net of (x) any collections in respect of principal on the Trust Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors in accordance with the Guarantee Agreements and (y) amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers (whether or not in the form of a principal reduction of the applicable Trust Student Loan), with respect to the Trust Student Loans for such Collection Period); (ii) any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during such Collection Period with respect to Trust Student Loans; (iii) all Liquidation Proceeds from any Trust Student Loans which became Liquidated Student Loans during such Collection Period in accordance with the Servicer's customary servicing procedures, and all Recoveries in respect of Liquidated Student Loans which were written off in prior Collection Periods or during such current Collection Period; (iv) the aggregate Purchase Amounts received during such Collection Period for Trust Student Loans repurchased by the Seller or purchased by the Servicer or for Serial Loans sold to another eligible lender pursuant to Section 3.11E of the Servicing Agreement; (v) the aggregate amounts, if any, received from the Seller or the Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Trust Student Loans pursuant to Section 3C of the Sale Agreement or Section 3.5 of the Servicing Agreement, respectively; (vi) amounts received by the Servicer pursuant to Sections 3.1 and 3.12 of the Servicing Agreement during such Collection Period; and (vii) Investment Earnings for such Distribution Date and any interest remitted to the Collection Account by the Administrator pursuant to Section 2.4 of the Administration Agreement; provided, however, that if with respect to any Distribution Date there would not be sufficient funds, after application of Available Funds and amounts available from the Reserve Account, to pay any of the items specified in clauses 1 through 7 of Section 2.7C of the Administration Agreement, then Available Funds for such Distribution Date shall include amounts on deposit in the Collection Account (or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account) on the related Determination Date which would have constituted Available Funds for the Distribution Date succeeding such Distribution Date, up to the amount necessary to pay such items, and the Available Funds for such succeeding Distribution Date shall be adjusted accordingly.

     "Basic Documents" means, with respect to a Trust, the related Trust Agreement, Indenture, Servicing Agreement, Sale Agreement, Purchase Agreement, Guarantee Agreements, Certificate Depository Agreement, Note Depository Agreement and Supplement and the Administration Agreement as supplemented by such Supplement, and other documents and certificates delivered in connection with any thereof.

     "Benefit Plan" has the meaning specified in Section 3.4 of the Trust Agreement.

     "Bill of Sale" has the meaning specified in the Purchase Agreement or the Sale Agreement, as applicable.

     "Book-Entry Certificate" means a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.11 of the Trust Agreement.

     "Book-Entry Note" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

     "Carryover Servicing Fee" has the meaning specified in Attachment A to the Servicing Agreement.

     "Certificate" means a certificate evidencing the undivided beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A to the Trust Agreement.

     "Certificate Balance" with respect to a Trust has the meaning specified in Appendix A (Trust) to the related Supplement.

     "Certificate Balance Distribution Amount" means, on each Distribution Date, the excess of (i) the sum of (a) the Principal Distribution Amount for such Distribution Date, (b) the Note Principal Shortfall as of the close of the preceding Distribution Date and (c) the Certificate Balance Shortfall as of the close of the preceding Distribution Date over (ii) the Note Principal Distribution Amount for such Distribution Date; provided that the Certificate Balance Distribution Amount will in no event exceed the Certificate Balance. In addition, on the Final Distribution Date, the Certificate Balance to be distributed to the Certificateholders will include the amount required to reduce the outstanding Certificate Balance to zero.

     "Certificate Balance Shortfall" means, as of the close of any Distribution Date, the excess of (i) the Certificate Balance Distribution Amount on such Distribution Date over (ii) the amount of distributions in respect of the Certificate Balance on such Distribution Date.

     "Certificate Depository Agreement" with respect to a Trust means a Letter of Representations in substantially the form of Exhibit [] to the Administration Agreement, by such Trust, the related Eligible Lender Trustee and the related Indenture Trustee in favor of the Depository Trust Company.

     "Certificate Final Distribution Date" with respect to a Trust has the meaning specified in Appendix A (Trust) to the related Supplement.

     "Certificateholder" means a Person in whose name a Certificate is registered in the Certificate Register.

     "Certificateholders' Distribution Amount" means, with respect to any Distribution Date, the Certificateholders' Return Distribution Amount for such Distribution Date plus the Certificate Balance Distribution Amount for such Distribution Date.

     "Certificateholders' Return Distribution Amount" means, with respect to any Distribution Date, the sum of (i) return on the Certificates accrued at the Certificate Rate for the related Accrual Period on the outstanding Certificate Balance on the immediately preceding Distribution Date, after giving effect to all distributions to Certificateholders in respect of the Certificate Balance on such preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Certificate Return Shortfall for such Distribution Date; provided, however, that the Certificateholders' Return Distribution Amount will not include any Certificate Return Carryover.

     "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Certificate Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement, which shall initially be the Eligible Lender Trustee.

     "Certificate Pool Factor" as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the Certificate Balance divided by the Initial Certificate Balance. The Certificate Pool Factor will be
1.0000000 as of the Closing Date; thereafter, the Certificate Pool Factor will decline to reflect reductions in the Certificate Balance.

     "Certificate Rate" with respect to a Trust has the meaning specified in Appendix A (Trust) to the related Supplement.

     "Certificate Register" and "Certificate Registrar" mean the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

     "Certificate Return Carryover" means, for any Distribution Date on which the Certificate Rate is based on the Student Loan Rate, the excess of (a) the amount of return on the Certificates that would have accrued in respect of the related Accrual Period at the Certificate Rate without regard to the Student Loan Rate, over (b) the amount of return on the Certificates actually accrued in respect of such Accrual Period based on the Student Loan Rate, together with the unpaid portion of any such excess from prior Distribution Dates and any return accrued thereon calculated at the Certificate Rate without regard to the Student Loan Rate; provided, however, that, on the Certificate Final Distribution Date, the Certificate Return Carryover will be equal to the lesser of (i) the Certificate Return Carryover on such date determined as described above and (ii) the amount of funds, if any, required and available to be distributed to Certificateholders on such date or any subsequent date pursuant to Sections 2.7C.11, 2.8C(E), 2.8D and 2.8E of the Administration Agreement.

     "Certificate Return Shortfall" means, with respect to any Distribution Date, the excess of (i) the Certificateholders' Return Distribution Amount on the preceding Distribution Date over (ii) the return on the Certificates actually distributed to the Certificateholders on such preceding Distribution Date, plus return on the amount of such excess, to the extent permitted by law, at the Certificate Rate from such preceding Distribution Date to the current Distribution Date.

     "Class A-1 Maturity Date" with respect to a Trust has the meaning specified in Appendix A (Trust) to the related Supplement.

     "Class A-2 Maturity Date" with respect to a Trust has the meaning specified in Appendix A (Trust) to the related Supplement.

     "Class A-1 Notes" with respect to a Trust means the amount of Floating Rate Class A-1 Student Loan-Backed Notes specified in Appendix A (Trust) to the related Supplement and issued by such Trust pursuant to the related Indenture, substantially in the form of Exhibit A-1 thereto.

     "Class A-2 Notes" with respect to a Trust means the amount of Floating Rate Class A-2 Student Loan-Backed Notes specified in Appendix A (Trust) to the related Supplement and issued by such Trust pursuant to the related Indenture, substantially in the form of Exhibit A-2 thereto.

     "Class A-1 Rate" with respect to a Trust has the meaning specified in Appendix A (Trust) to the related Supplement.

     "Class A-2 Rate" with respect to a Trust has the meaning specified in Appendix A (Trust) to the related Supplement.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company and the initial nominee for the Clearing Agency shall be Cede & Co.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" with respect to a Trust has the meaning specified in Appendix A (Trust) to the related Supplement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     "Collateral" has the meaning specified in the Granting Clause of the Indenture.

     "Collection Account" means the account designated as such, established and maintained pursuant to Section 2.3A.1 of the Administration Agreement.

     "Collection Period" with respect to a Trust has the meaning specified in Appendix A (Trust) to the related Supplement.

     "Commission" means the Securities and Exchange Commission.

     "Consolidation Loans" means Student Loans made in accordance with the
Section 428C of the Higher Education Act.

     "Corporate Trust Office" means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at Four Albany Street, 10th Floor, New York, New York 10006,
Attention: Corporate Trust and Agency Group, Structured Finance Team (telephone:
(212) 250-5326; facsimile: (212) 250-6439) or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Seller, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator and the Seller) and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at 802 Delaware Avenue, Wilmington, Delaware 19899, Attention: Corporate Trust Department (telephone: (302) 575- 5099; facsimile: (302) 575-5467); or at such other address as the Eligible Lender Trustee may designate by notice to the Certificateholders and the Seller, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Certificateholders, the Administrator and the Seller).

     "Cutoff Date" with respect to a Trust has the meaning specified in Appendix A (Trust) to the related Supplement.

     "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "Definitive Certificates" has the meaning specified in Section 3.11 of the Trust Agreement.

     "Definitive Notes" has the meaning specified in Section 2.10 of the Indenture.

     "Delaware Business Trust Act" means Chapter 38 of Title 12, Part V of the Delaware Code, entitled "Treatment of Delaware Business Trusts".

     "Delivery" when used with respect to Trust Account Property means:

     (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(l)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof
(i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, but not including Trust Student Loans, "Physical Property"); and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

     (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

     (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

     "Department" means the United States Department of Education, an agency of the Federal government.

     "Depositor" means the Seller in its capacity as Depositor under the Trust Agreement.

     "Depository Agreements" means the Certificate Depository Agreement and the Note Depository Agreement, collectively.

     "Determination Date" means, with respect to any Distribution Date, the third Business Day preceding such Distribution Date.

     "Distribution Date" with respect to a Trust has the meaning specified in Appendix A (Trust) to the related Supplement.

     "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from Moody's, Standard & Poor's, and, if such institution is rated by Fitch, Fitch, in one of their generic rating categories which signifies investment grade.

     "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank) (i) which has (A) either a long-term senior unsecured debt rating of AAA or a short-term senior unsecured debt or certificate of deposit rating of A-1+ or better by Standard & Poor's and
(B)(1) a long-term senior unsecured debt rating of Al or better and (2) a short-term senior unsecured debt rating of P-1 or better by Moody's, and (C) if such institution is rated by Fitch, a long-term senior unsecured debt rating of AA or a short-term senior unsecured debt rating of F1+, or any other long-term, short-term or certificate of deposit rating with respect to which the Rating Agency Condition has been satisfied and (ii) whose deposits are insured by the FDIC. If so qualified, the Eligible Lender Trustee or the Indenture Trustee may be considered an Eligible Institution.

     "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

     (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Student Loan Marketing Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Student Loan Marketing Association shall be Eligible Investments only if, at the time of investment, they meet the criteria of each of the Rating Agencies for collateral for securities having ratings equivalent to the respective ratings of the Notes in effect at the Closing Date;

     (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

     (c) commercial paper having, at the time of the investment, a rating from each of the Rating Agencies in the highest investment category granted thereby;

     (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Administrator or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor);

     (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

     (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; and

     (g) any other investment which would not result in the downgrading or withdrawal of any rating of the Securities by any of the Rating Agencies as affirmed in writing delivered to the Indenture Trustee.

For purposes of the definition of "Eligible Investments" the phrase "highest investment category" means (i) in the case of Fitch, "AAA" for long-term investments (or the equivalent) and "F-l+" for short-term investments (or the equivalent), (ii) in the case of Moody's, "Aaa" for long-term investments (or the equivalent) and "P-1" for short-term investments (or the equivalent), and
(iii) in the case of Standard & Poor's, "AAA" for long-term investments (or the equivalent) and "A-1+" for short-term investments (or the equivalent). A proposed investment not rated by Fitch but rated in the highest investment category by Moody's and Standard & Poor's shall be considered to be rated by each of the Rating Agencies in the highest investment category granted thereby.

     "Eligible Lender Trustee" with respect to a Trust has the meaning specified in the related Supplement.

     "Eligible Loans" has the meaning specified in the Purchase Agreement or the Sale Agreement, as applicable.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" has the meaning specified in Section 5.1 of the Indenture.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expected Interest Collections" means, with respect to any Collection Period, the sum of (i) the amount of interest accrued, net of amounts required to be paid to the Department or to be repaid to Guarantors or borrowers, with respect to the Trust Student Loans for such Collection Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments expected to be received by the Eligible Lender Trustee for such Collection Period (whether or not actually received), net of amounts required to be paid to the Department, with respect to the Trust Student Loans, to the extent not included in (i) above, and (iii) Investment Earnings for such Collection Period and interest on amounts to be remitted by the Administrator to the Collection Account with respect to such Collection Period prior to the related Distribution Date.

     "Expenses" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee under the Trust Agreement or the other Basic Documents.

     "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Federal Funds Rate" for any day means the rate set forth for such day opposite the caption "Federal Funds (effective)" in the weekly statistical release designated H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. New York City time on that day by each of four leading brokers in such transactions located in New York City selected by the Administrator. The Federal Funds rate for each Saturday and Sunday and for any other that is not a Business Day shall be the Federal Funds Rate for the preceding Business Day as determined above.

     "Fitch" means Fitch Investors Service, L.P.

     "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Guarantee Agreement" means any agreement between any Guarantor and the Eligible Lender Trustee providing for the payment by the Guarantor of amounts authorized to be paid pursuant to the Higher Education Act to holders of qualifying Student Loans guaranteed in accordance with the Higher Education Act by such Guarantor.

     "Guarantee Payment" means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Trust Student Loan.

     "Guarantors" means, collectively, those entities listed on Attachment B to the Sale Agreement and the Purchase Agreement.

     "Higher Education Act" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

     "Indenture" with respect to a Trust means an Indenture in substantially the form of Exhibit [] to the Administration Agreement, among the related Eligible Lender Trustee on behalf of such Trust, such Trust and the related Indenture Trustee.

     "Indenture Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

     "Indenture Trustee" with respect to a Trust has the meaning specified in the related Supplement.

     "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Trust, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Trust, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

     "Initial Certificate Balance" with respect to a Trust has the meaning specified in Appendix A (Trust) to the related Supplement.

     "Initial Pool Balance" with respect to a Trust has the meaning specified in Appendix A (Trust) to the related Supplement.

     "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, which decree or order remains unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Insolvency Proceeds" has the meaning set forth in Section 6.lB of the Administration Agreement.

     "Interest Subsidy Payments" means payments, designated as such, consisting of interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

     "Interim Eligible Lender Trustee" with respect to a Trust has the meaning specified in the related Supplement.

     "Interim Trust Agreement" with respect to a Trust means an Interim Trust Agreement in substantially the form of Exhibit [] to the Administration Agreement, between the Depositor and the related Interim Eligible Lender Trustee.

     "Interim Trust Loans" has the meaning set forth in the Interim Trust Agreement.

     "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Distribution Date pursuant to Section 2.3B of the Administration Agreement.

     "Issuer" means the Trust and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

     "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Trust Student Loan by operation of law as a result of any act or omission by the related Obligor.

     "Liquidated Student Loan" means any defaulted Trust Student Loan liquidated by the Servicer (which shall not include any Trust Student Loan on which Guarantee Payments are received) or which the Servicer has, after using all reasonable efforts to realize upon such Trust Student Loan, determined to charge off.

     "Liquidating Distribution" means, as the case may be, (i) the portion of the proceeds of a sale of assets described in Section 9.2 of the Trust Agreement distributed to Certificateholders and the Depositor pursuant to Section 9.1(2) of the Administration Agreement or (ii) the amount of any distribution to Certificateholders and the Depositor in connection with the termination of the Trust under Section 9.1(a) of the Trust Agreement.

     "Liquidating Profit or Loss" means the Profit or Loss determined with respect to a sale of assets described in Section 9.2 of the Trust Agreement or the transactions associated with a final distribution described in Section 9.1(a) of the Trust Agreement.

     "Liquidation Proceeds" means, with respect to any Liquidated Student Loan which became a Liquidated Student Loan during the current Collection Period in accordance with the Servicer's customary servicing procedures, the moneys collected in respect of the liquidation thereof from whatever source, other than Recoveries, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Student Loan.

     "Loan" has the meaning set forth in Section 2 of the Purchase Agreement.

     "Lock-In Period" means the period of days preceding any Distribution Date during which the Note Rate or Certificate Rate, as applicable, in effect on the first day of such period shall remain in effect until the end of the Accrual Period related to such Distribution Date.

     "Minimum Purchase Amount" means an amount that would be sufficient to (i) reduce the Outstanding Amount of each class of Notes on such Distribution Date to zero, (ii) pay to Noteholders the Noteholders' Interest Distribution Amount payable on such Distribution Date, (iii) reduce the Certificate Balance to zero and (iv) pay to the Certificateholders the Certificate Return Distribution Amount payable on such Distribution Date; provided that in the case of a purchase by the Seller of the Trust Student Loans pursuant to Section 6.1 of the Administration Agreement "Minimum Purchase Amount" shall also include an amount sufficient to (v) pay to Noteholders any Note Interest Carryover payable on such Distribution Date and (vi) pay to the Certificateholders any Certificate Return Carryover payable on such Distribution Date.

     "Monthly Servicing Payment Date" with respect to a Trust has the meaning specified in Appendix A (Trust) to the related Supplement.

     "Moody's" means Moody's Investors Service, Inc.

     "91-Day Treasury Bills" means direct obligations of the United States with a maturity of thirteen weeks.

     "Note Depository Agreement" with respect to a Trust means a Letter of Representations in substantially the form of Exhibit [] to the Administration Agreement, by such Trust, the related Eligible Lender Trustee and the related Indenture Trustee in favor of the Depository Trust Company.

     "Note Final Maturity Date" for a class of Notes means the Class A-1 Maturity Date or the Class A-2 Maturity Date, as applicable.

     "Noteholder" means the Person in whose name a Note is registered in the Note Register.

     "Noteholders' Distribution Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Distribution Date.

     "Noteholders' Interest Distribution Amount" means, with respect to any Distribution Date, the sum of (i) the amount of interest accrued at the respective Note Rates for the related Accrual Period on the aggregate outstanding principal balances of both classes of Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to Noteholders on such date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Note Interest Shortfall for such Distribution Date; provided, however, that the Noteholders' Interest Distribution Amount shall not include any Note Interest Carryover.

     "Noteholders' Principal Distribution Amount" means, with respect to any Distribution Date, the Principal Distribution Amount for such Distribution Date plus the Note Principal Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distribution Amount shall not exceed the outstanding principal balance of the Notes. In addition, on the Class A-1 Maturity Date or the Class A-2 Maturity Date, as the case may be, the principal required to be distributed to the Noteholders of the related class will include the amount required to reduce the outstanding principal balance of the Notes of such class to zero.

     "Note Interest Carryover" means, for any Distribution Date on which the Class A-1 Rate or the Class A-2 Rate is based on the Student Loan Rate, the excess of (a) the amount of interest on the Class A-1 Notes or the Class A-2 Notes, as the case may be, that would have accrued in respect of the related Accrual Period had interest been calculated without regard to the Student Loan Rate over (b) the amount of interest on the Class A- 1 Notes or Class A-2 Notes, as the case may be, actually accrued in respect of such Accrual Period based on the Student Loan Rate, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the applicable rate calculated at such Note Rate without regard to the Student Loan Rate); provided, however, that any amount of Note Interest Carryover with respect to the Class A-1 Notes remaining after the earlier of the Distribution Date on which the outstanding principal amount of the Class A-1 Notes has been reduced to zero and the distribution of all Available Funds on the Class A-1 Maturity Date, and any amount of Note Interest Carryover with respect to the Class A-2 Notes remaining after the earlier of the Distribution Date on which the outstanding principal amount of the Class A-2 Notes has been reduced to zero and the distribution of all Available Funds on the Class A-2 Maturity Date, shall be equal to the lesser of (i) the Note Interest Carryover for such class on such date determined as described above and (ii) the amount of funds, if any, required and available to be distributed to Noteholders of such class on such date or any subsequent date pursuant to Sections 2.7C.10, 2.8C(D), 2.8D and 2.8E of the Administration Agreement.

     "Note Interest Shortfall" means, with respect to any Distribution Date, the excess of (i) the Noteholders' Interest Distribution Amount on the preceding Distribution Date over (ii) the amount of interest actually distributed to the Noteholders on such preceding Distribution Date, plus interest on the amount of such excess interest due to the Noteholders, to the extent permitted by law, at the weighted average interest rate borne by the Notes from such preceding Distribution Date to the current Distribution Date.

     "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Note Pool Factor" as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the outstanding principal balance of the Notes divided by the original outstanding principal balance of the Notes. The Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the outstanding principal balance of the Notes.

     "Note Principal Shortfall" means, as of the close of any Distribution Date, the excess of (i) the Noteholders' Principal Distribution Amount on such Distribution Date over (ii) the amount of principal actually distributed to the Noteholders on such Distribution Date.

     "Note Rates" means, with respect to any Accrual Period, the Class A-1 Rate and the Class A-2 Rate for such Accrual Period, collectively.

     "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.4 of the Indenture.

     "Notes" means the Class A-1 Notes and the Class A-2 Notes, collectively.

     "Obligor" on a Trust Student Loan means the borrower or co-borrowers of such Trust Student Loan and any other Person who owes payments in respect of such Trust Student Loan, including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

     "Officers' Certificate" means (i) in the case of the Trust, a certificate signed by any two Authorized Officers of the Eligible Lender Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee, and (ii) in the case of the Seller, the Administrator or the Servicer, a certificate signed by any two Authorized Officers of the Seller, the Administrator or the Servicer, as applicable.

     "Origination Fee" means the origination fee payable to the Department by the lender with respect to any Trust Student Loan (including any Consolidation
Loan) made on or after October 1, 1993, equal to 0.50% of the initial principal balance of such loan.

     "Opinion of Counsel" means (i) with respect to the Trust, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Eligible Lender Trustee, the Trust, the Seller or an Affiliate of the Seller and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee, and (ii) with respect to the Seller, the Administrator or the Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Seller, the Administrator or the Servicer, which counsel shall be acceptable to the Indenture Trustee and the Eligible Lender Trustee.

     "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

     (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

     (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

     (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Trust, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Trust, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

     "Outstanding Amount" means the aggregate principal amount of all Notes Outstanding at the date of determination.

     "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Eligible Lender Trustee on behalf of the Trust to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Trust.

     "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Physical Property" has the meaning assigned to such terms in the definition of "Delivery" above.

     "Pool Balance" means as of any date the aggregate principal balance of the Trust Student Loans on such date (including accrued interest thereon to the extent such interest is expected to be capitalized), after giving effect to the following, without duplication: (i) all payments received by the Trust through such date from or on behalf of Obligors, (ii) all Purchase Amounts on Purchased Student Loans received by the Trust through such date from the Seller or the Servicer, (iii) all Liquidation Proceeds and Realized Losses on Trust Student Loans liquidated through such date, (iv) the aggregate amount of adjustments to balances of Trust Student Loans permitted to be effected by the Servicer under the Servicing Agreement, if any, recorded through such date, and (v) the aggregate amount by which reimbursements by Guarantors of the unpaid principal balance of defaulted Trust Student Loans through such date are reduced from 100% to 98% as required by the risk sharing provisions of the Higher Education Act.

     "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Primary Servicing Fee" for any Monthly Servicing Payment Date has the meaning specified in Attachment A to the Servicing Agreement, and shall include any such fees from prior Monthly Servicing Payment Dates that remain unpaid.

     "Principal Distribution Amount" means, (i) with respect to the initial Distribution Date, the amount by which the sum of the Outstanding Amount of the Notes and the Certificate Balance exceeds the Pool Balance as of the last day of the related Collection Period and (ii) with respect to each subsequent Distribution Date, the Pool Balance as of the last day of the Collection Period preceding the related Collection Period less the Pool Balance as of the last day of the related Collection Period.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Profits" and "Losses" mean, for each Accrual Period or other period, an amount equal to the Trust's taxable income or loss for such period, other than Liquidating Profit or Loss and without consideration of items specially allocated pursuant to Section 2.10 of the Trust Agreement(including allocations of gross income), determined in accordance with Code section 703(a) (such taxable income or loss to include all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1)), adjusted to reflect items of income exempt from Federal income tax and items of expenditure described in Code section 705(a)(2)(B) (or treated as so described pursuant to Treasury Regulations).

     "Purchase Agreement" with respect to a Trust means a Purchase Agreement in substantially the form of Exhibit [] to the Administration Agreement, among the Student Loan Marketing Association, the related Interim Eligible Lender Trustee and the Seller.

     "Purchase Amount" with respect to any Trust Student Loan means the amount required to prepay in full such Trust Student Loan under the terms thereof including all accrued interest thereon.

     "Purchased Student Loan" means a Trust Student Loan which is, as of the close of business on the last day of a Collection Period, purchased by the Servicer pursuant to Section 3.5 of the Servicing Agreement or repurchased by the Seller pursuant to Section 6 of the Sale Agreement or sold to another eligible lender holding one or more Serial Loans with respect to such Trust Student Loan pursuant to Section 3.11E of the Servicing Agreement.

     "Rating Agency" means Moody's, Standard & Poor's and Fitch. If any such organization or successor thereto is no longer in existence, "Rating Agency" with respect to such organization shall be a nationally recognized statistical rating organization or other comparable Person designated by the Administrator, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee and the Servicer.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof and that each of the Rating Agencies shall have notified the Administrator, the Servicer, the Eligible Lender Trustee and the Indenture Trustee in writing that such action will not result in and of itself in a reduction or withdrawal of the then current rating of any of the Notes or the Certificates.

     "Realized Loss" means the excess of the principal balance (including any interest that had been or had been expected to be capitalized) of any Liquidated Student Loan over Liquidation Proceeds with respect to such Student Loan to the extent allocable to principal (including any interest that had been or had been expected to be capitalized).

     "Record Date" means, with respect to a Distribution Date or Redemption Date, the close of business on the day preceding such Distribution Date or Redemption Date.

     "Recoveries" means moneys collected from whatever source with respect to any Liquidated Student Loan which was written off in prior Collection Periods or during the current Collection Period, net of the sum of any amounts expended by the Servicer for the account of any Obligor and any amounts required by law to be remitted to any Obligor.

     "Redemption Date" means in the case of a payment to Noteholders pursuant to
Section 10.1 of the Indenture, the Distribution Date specified pursuant to
Section 10.1 of the Indenture.

     "Redemption Price" means an amount equal to the unpaid principal amount of the Notes, plus accrued and unpaid interest thereon at the applicable Note Rates to but excluding the Redemption Date and the amount of the Note Interest Carryover with respect thereto.

     "Reserve Account" means the account designated as such, established and maintained pursuant to Section 2.3A.2 of the Administration Agreement.

     "Reserve Account Initial Deposit" with respect to a Trust has the meaning specified in Appendix A (Trust) to the related Supplement.

     "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Sale Agreement" with respect to a Trust means a Sale Agreement in substantially the form of Exhibit [] to the Administration Agreement, among the related Eligible Lender Trustee on behalf of such Trust, such Trust, the related Interim Eligible Lender Trustee and the Seller.

     "Sallie Mae" means the Student Loan Marketing Association.

     "Schedule of Trust Student Loans" means the listing of the Trust Student Loans set forth in Schedule A to the Indenture and the Bill of Sale (which Schedule may be in the form of microfiche).

     "Seller" means SLM Funding Corporation, a Delaware corporation.

     "Serial Loan" means an additional student loan, other than a Consolidation Loan, which is made to a borrower who is also a borrower under at least one Trust Student Loan.

     "Servicer" means the Sallie Mae Servicing Corporation, in its capacity as servicer of the Trust Student Loans, or any successor thereto in such capacity in accordance with the Servicing Agreement.

     "Servicer Default" means an event specified in Section 5.1 of the Servicing Agreement.

     "Servicer's Report" means any report of the Servicer delivered pursuant to
Section 3.lA of the Administration Agreement, substantially in the form acceptable to the Administrator.

     "Servicing Agreement" with respect to a Trust means a Servicing Agreement in substantially the form of Exhibit [] to the Administration Agreement, among such Trust, the related Eligible Lender Trustee, the Seller, the Servicer, the Administrator and the related Indenture Trustee.

     "Servicing Fee" has the meaning specified in Attachment A to the Servicing Agreement.

     "SLS Loan" means a Trust Student Loan designated as such that is made under the Supplemental Loans for Students Program pursuant to the Higher Education Act.

     "Special Allowance Payments" means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

     "Specified Reserve Account Balance" with respect to a Trust has the meaning specified in Appendix A (Trust) to the related Supplement.

     "Stafford Loan" means a Trust Student Loan designated as such that is made under the Stafford Loan Program in accordance with the Higher Education Act.

     "Standard & Poor's" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

     "State" means any one of the 50 States of the United States of America or the District of Columbia.

     "Student Loans" means education loans to students and parents of students under the Federal Family Education Loan Program.

     "Student Loan Rate" for any Accrual Period will be equal to the product of
(a) the quotient obtained by dividing (i) 365 (or 366 in the case of a leap year) by (ii) the actual number of days elapsed in such Accrual Period and (b) the percentage equivalent of a fraction, (i) the numerator of which is equal to Expected Interest Collections for the Collection Period relating to such Accrual Period less the Primary Servicing Fee and the Administration Fee and any prior unpaid Administration Fees with respect to such Collection Period, and (ii) the denominator of which is the Pool Balance as of the first day of such Collection Period.

     "Successor Administrator" has the meaning specified in Section 3.7(e) of the Indenture.

     "Successor Servicer" has the meaning specified in Section 3.7(e) of the Indenture.

     "Supplement" means with respect to a Trust, a supplement to the Administration Agreement in substantially the form of Exhibit A to the Administration Agreement, executed by such Trust, the related Eligible Lender Trustee, the Servicer, the Seller and the related Indenture Trustee, and acknowledged by the Administrator.

     "T-Bill Rate" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction prior to such date as reported by the U.S. Treasury Department. In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no such auction is held in a particular week, then the "T-Bill Rate" in effect as a result of the last such publication or report shall remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills shall again be so published or reported or such an auction is held, as the case may be. The T-Bill Rate shall be subject to a Lock-In Period of six Business Days.

     "Transfer Date" has the meaning specified in Section 5.2A of the Administration Agreement.

     "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trust" means a Delaware Business Trust designated in a Supplement and established pursuant to a Trust Agreement between the Depositor and the Eligible Lender Trustee designated in such Supplement.

     "Trust Account Property" means the Trust Accounts, all cash and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, and all earnings on and proceeds of the foregoing.

     "Trust Accounts" has the meaning specified in Section 2.3 of the Administration Agreement.

     "Trust Agreement" with respect to a Trust means a Trust Agreement in substantially the form of Exhibit [] to the Administration Agreement, between the Depositor and the related Eligible Lender Trustee.

     "Trust Auction Date" has the meaning specified in Section 4.4 of the Indenture.

     "Trust Certificate" means a Certificate.

     "Trust Estate" means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to the property and rights sold, transferred and assigned to the Trust pursuant to the Sale Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Trust Agreement and the Administration Agreement.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

     "Trust Student Loan" means any student loan that is listed on the Schedule of Trust Student Loans on the Closing Date plus any student loan that is substituted for a Trust Student Loan by the Seller pursuant to Section 6 of the Sale Agreement or by the Servicer pursuant to Section 3.5 of the Servicing Agreement, but shall not include any Purchased Student Loan following receipt by or on behalf of the Trust of the Purchase Amount with respect thereto or any Liquidated Student Loan following receipt by or on behalf of the Trust of Liquidation Proceeds with respect thereto or following such Liquidated Student Loan having otherwise been written off by the Servicer.

     "Trust Student Loan Files" means the documents specified in Section 2.1 of the Servicing Agreement.

     "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

                                                                       EXHIBIT A






                      SLM STUDENT LOAN TRUST [] SUPPLEMENT


                                 Dated as of []


                                       to


                        MASTER ADMINISTRATION AGREEMENT


                            Dated as of May 1, 1997


                                    Between


                            SLM FUNDING CORPORATION,


                                      and


                       STUDENT LOAN MARKETING ASSOCIATION

SLM Student Loan Trust [] Supplement dated as of [] (the "Supplement") to the Master Administration Agreement dated as of May 1, 1997 (the "Agreement") between SLM Funding Corporation (the "Seller") and Student Loan Marketing Association (the "Administrator").

This Supplement is being delivered to the Administrator pursuant to and in satisfaction of the conditions set forth in Section 1.2(a) of the Agreement with respect to SLM Student Loan Trust [] (the "Trust"). The provisions of this Supplement shall be applicable only to SLM Student Loan Trust [].

1. The following entities are hereby designated in accordance with clause 1 of
Section 1.2(a) of the Agreement:

The Trust:  SLM Student Loan Trust []
The Eligible Lender Trustee: []
The Interim Eligible Lender Trustee: []
The Indenture Trustee:[]

The initial deposit into the Collection Account on the Closing Date in accordance with Section 2.6.C. of the Agreement shall be:[]

2. Attached hereto are (i) Appendix A (Trust []) containing those definitions which shall be applicable to this Supplement and to the Agreement in connection with the Trust and this Supplement in place of the definitions contained in Appendix A (Master) attached to the Agreement; and (ii) a cross-reference table indicating modifications to the articles and sections of the Basic Documents referred to in the Agreement.

3. Each of the Basic Documents (other than the Agreement) has been executed and delivered by each of the parties thereto, are being delivered to the Administrator together with this Supplement and are in substantially the respective forms attached to the Agreement as Exhibits B through I;

4. Each of the parties named on the signature pages to this Supplement by execution of this Supplement agrees, for the benefit of the Administrator and the other signatories hereto, to be bound by the terms of the Agreement in connection with the Trust, this Supplement and the other Basic Documents to the extent reference is made in the Agreement to such party. The rights and obligations of such parties under the Agreement resulting from the execution of this Supplement (other than the Seller) shall be applicable only with respect to the Trust, this Supplement and the other Basic Documents.

This Supplement shall be construed in accordance with the laws of the State of New York, without reference to the conflict of law provisions thereof, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

This Supplement may be executed in counterparts, each of which when so executed shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered as of the date first above written.

                                       SLM FUNDING CORPORATION

                                       By:____________________

                                       Name:__________________

                                       Title:_________________


                                       SALLIE MAE SERVICING CORPORATION

                                       By:____________________

                                       Name:__________________

                                       Title:_________________


                                       SLM STUDENT LOAN TRUST []

                                       by______________________
                                       not in its individual capacity  but
                                       solely as Eligible Lender Trustee

                                       By:_____________________

                                       Name:___________________

                                       Title:__________________


                                       _______________________
                                       not in its individual capacity  but
                                       solely as Eligible Lender Trustee

                                       By:____________________

                                       Name:__________________

                                       Title:_________________


                                       _______________________
                                       not in its individual capacity  but
                                       solely as Indenture Trustee

                                       By:____________________

                                       Name:__________________

                                       Title:_________________


The Administrator hereby acknowledges receipt of the foregoing Supplement and hereby confirms to the Seller and the other signatories to the foregoing Supplement that the representations of the Administrator contained in Article V of the Agreement are true and correct as of the date of such Supplement.


                                       STUDENT LOAN MARKETING ASSOCIATION

                                       By:____________________

                                       Name:__________________

                                       Title:_________________